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                                                                1933 Act
                                                                Rule 485(b)
                                                                VIA EDGAR
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April 23, 2009

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

     Re: Phoenix Life and Annuity Variable Universal Life Account Phoenix Life and Annuity Company
          Post-Effective Amendment No. 19
          File Nos. 333-12989 and 811-07835

To the Commission Staff:

This opinion is furnished in connection with the filing of the above identified Post-Effective Amendment to the Registration Statement with the Securities and Exchange Commission under the Securities Act of 1933. Phoenix Life and Annuity Variable Universal Life Account issues the Policies.

As an attorney for Phoenix Life and Annuity Company ("PLAC"), I provide legal advice to PLAC in connection with the operation of its variable products. In this role I am familiar with Post-Effective Amendments for the Policies. I have made an examination of the law and the documents as in my judgment are necessary or appropriate to enable me to render the opinion expressed below.

I am of the following opinion:

    1. PLAC is a valid corporation, organized and operated under the laws of the State of Connecticut and is subject to regulation by the Connecticut Commissioner of Insurance.

    2. Phoenix Life and Annuity Variable Universal Life Account is a separate account validly established and maintained by PLAC in accordance with Connecticut law.

    3. The Policy, when properly issued, is a legal and binding obligation of PLAC, enforceable in accordance with its terms and applicable state and federal law.

I hereby consent to the use of this opinion as an exhibit to this Post-Effective Amendment.

Yours truly,


By:  /s/ Michele Drummey
     --------------------------------
     Michele Drummey
     Counsel
     Phoenix Life and Annuity Company